Exhibit FR

9253 Federal Register / Vol. 90, No. 26 / Monday, February 10, 2025 / Notices 36 Respondent’s admitting ‘‘issues with his recordkeeping’’ is not accepting responsibility, let alone unequivocally accepting responsibility. Supra n.34. 37 CURES only shows that a controlled substance prescription was filled. It does not show what then happened to the pills in that filled controlled substance prescription. V. Sanction Where, as here, the Government has met its prima facie burden of showing that Respondent’s continued registration is inconsistent with the public interest due to its numerous violations pertaining to controlled substances, the burden shifts to Respondent to show why it can be entrusted with a registration. Morall, 412 F.3d. at 174; Jones Total Health Care Pharmacy, 881 F.3d at 830; Garrett Howard Smith, M.D., 83 FR 18882 (2018). The issue of trust is necessarily a fact - dependent determination based on the circumstances presented by the individual respondent. Jeffrey Stein, M.D., 84 FR 46968, 46972 (2019); see also Jones Total Health Care Pharmacy, 881 F.3d at 833. Moreover, as past performance is the best predictor of future performance, DEA Administrators have required that a registrant who has committed acts inconsistent with the public interest must accept responsibility for those acts and demonstrate that it will not engage in future misconduct. Jones Total Health Care Pharmacy, 881 F.3d at 833 (citing authority including Alra Labs., Inc. v. Drug Enf’t Admin., 54 F.3d 450, 452 (7th Cir. 1995) (‘‘An agency rationally may conclude that past performance is the best predictor of future performance.’’). ‘‘[T]hat consideration is vital to whether continued registration is in the public interest.’’ MacKay v. Drug Enf’t Admin., 664 F.3d 808, 820 (10th Cir. 2011). A registrant’s acceptance of responsibility must be unequivocal. Jones Total Health Care Pharmacy, 881 F.3d at 830 – 31. In addition, a registrant’s candor during the investigation and hearing has been an important factor in determining acceptance of responsibility and the appropriate sanction. Id. Further, DEA Administrators have found that the egregiousness and extent of the misconduct are significant factors in determining the appropriate sanction. Id. at 834 and n.4. DEA Administrators have also considered the need to deter similar acts by the respondent and by the community of registrants. Jeffrey Stein, M.D., 84 FR at 46972 – 73. Regarding these matters, Respondent did not testify, and there is no indication in the record that Respondent takes responsibility, let alone unequivocal responsibility, for the founded, egregious violations involving his controlled substance prescribing. 36 Supra sections II, III.C, and IV; cf. Osmin A. Morales, 88 FR 75,309, 75,311 – 12. Instead, Respondent’s case consists of one baseless or irrelevant argument after another, often seemingly to deflect attention away from his unlawful controlled substance prescribing. E.g. Tr. 672 – 73 (Respondent’s closing argument statements that he used CURES to ‘‘check[ ]’’ whether a patient is ‘‘taking medications . . . prescribed to him’’ and that the ‘‘dozens, if not hundreds of these CURES printouts’’ show that Respondent ‘‘was carefully monitoring the medication that the patients were taking and carefully issuing prescriptions and making sure patients were taking the drugs at the right time and in the correct quantities’’); 37 RD, at 37 (‘‘Despite Respondent’s efforts at misdirection, the evidence is overwhelming that Respondent prescribed high - dosage opioids . . . and other powerful controlled substances, without a medical diagnosis to justify the prescription — there was, inter alia, no meaningful medical or mental health history taken, no adequate physical examination conducted, and no pain management plan recorded.’’). The interests of specific and general deterrence weigh in favor of revocation. Respondent has not convinced the Agency that he understands that his controlled substance prescribing fell short of the applicable standard of care, and that substandard controlled substance prescribing has serious negative ramifications for the health, safety, and medical care of individuals who come to him for medical treatment. See, e.g., Garrett Howard Smith, M.D., 83 FR at 18910 (collecting cases) (‘‘The egregiousness and extent of the misconduct are significant factors in determining the appropriate sanction.’’). As such, it is not reasonable to believe that Respondent’s future controlled substance prescribing will comply with legal requirements. Indeed, Respondent’s own actions suggest that he has no intention of complying fully with the CSA and the California standard of care in the future. Tr. 537 – 38 (Respondent inexplicably suggesting that he ‘‘did nothing wrong’’ after his medical records improved). Further, given the foundational nature and vast number of Respondent’s violations, a sanction less than revocation would send a message to the existing and prospective registrant community that compliance with the law is not a condition precedent to maintaining a registration. Accordingly, the Agency shall order the sanction the Government requested, as contained in the Order below. Order Pursuant to 28 CFR 0.100(b) and the authority vested in me by 21 U.S.C. 824(a)(4), I hereby revoke DEA registration No. BB4591839 issued to David Bockoff, M.D. Further, pursuant to 28 CFR 0.100(b) and the authority vested in me by 21 U.S.C. 823(g)(1), I hereby deny any pending application of David Bockoff, M.D., for a DEA Registration in California. This Order is effective March 12, 2025. Signing Authority This document of the Drug Enforcement Administration was signed on February 3, 2025, by Acting Administrator Derek Maltz. That document with the original signature and date is maintained by DEA. For administrative purposes only, and in compliance with requirements of the Office of the Federal Register, the undersigned DEA Federal Register Liaison Officer has been authorized to sign and submit the document in electronic format for publication, as an official document of DEA. This administrative process in no way alters the legal effect of this document upon publication in the Federal Register . Heather Achbach, Federal Register Liaison Officer, Drug Enforcement Administration. [FR Doc. 2025 – 02421 Filed 2 – 7 – 25; 8:45 am] BILLING CODE 4410 – 09 – P LIBRARY OF CONGRESS U.S. Copyright Office [Docket No. 2025 – 1] Issues Related to Performing Rights Organizations AGENCY : U.S. Copyright Office, Library of Congress. ACTION : Notice of inquiry. SUMMARY : The U.S. Copyright Office is collecting information regarding issues related to performance rights organizations (‘‘PROs’’) and the Copyright Act’s public performance right for musical works. It is initiating this inquiry at Congress’s request to gather information on questions related to the increase in the number of PROs and the licensing revenue distribution practices of PROs. DATES : Written comments must be received no later than 11:59 p.m.

9254 Federal Register / Vol. 90, No. 26 / Monday, February 10, 2025 / Notices 1 Act of Jan. 6, 1897, ch. 4, 29 Stat. 481; see also 17 U.S.C. 106(4). 2 Columbia Broad. Sys., Inc. v. Am. Soc’y of Composers, Authors and Publishers (‘‘ASCAP’’), 400 F. Supp. 737, 741 (S.D.N.Y. 1975), rev’d sub nom. Columbia Broad. Sys., Inc. v. ASCAP, 562 F.2d 130 (2d Cir. 1977), rev’d sub nom. Broad. Music, Inc. (‘‘BMI’’) v. Columbia Broad. Sys., Inc., 441 U.S. 1 (1979); see also Columbia Broad. Sys., Inc., 441 U.S. at 5 (describing how ‘‘as a practical matter it was impossible for the many individual copyright owners to negotiate with and license [the public performance right to] users and to detect unauthorized uses’’ of musical works). contracts with songwriters and publishers for the authority to license the public performance rights in their musical works, and then provides collective licenses of those rights to users, allowing them to publicly perform the works in the PRO’s repertoire. 3 Such licenses are significantly more efficient for businesses, songwriters, and publishers when compared to song - by - song licensing and enforcement. 4 b. Evolution of the U.S. PRO Market and Their Competition for Members After a long period of stability, the number of PROs in the United States has increased in recent years. The first U.S. PRO was ASCAP, established in 1914, followed by SESAC in 1931 and BMI in 1939. 5 More recently, three new PROs have been formed: Global Music Rights (or ‘‘GMR’’) in 2013, PRO Music Rights in 2018, and AllTrack in 2019. 6 3 See Donald S. Passman, All You Need to Know About the Music Business 230 – 31 (11th ed. 2023) (‘‘Passman’’); see also Makan Delrahim, Ass’t Att’y Gen., Antitrust Div., U.S. Dep’t of Just., Statement of the Dep’t of Just. on the Closing of the Antitrust Div.’s Rev. of the ASCAP and BMI Consent Decrees 1 (Jan. 15, 2021) (‘‘Antitrust 2021 Closing Statement’’), http://www.justice.gov/atr/page/file/ 1355391/dl. 4 See U.S. Copyright Office, Copyright and the Music Marketplace 112 (2015) (‘‘Music Marketplace Report’’), https://www.copyright.gov/policy/ musiclicensingstudy/copyright - and - the - music - marketplace.pdf. 5 Since 1941, ASCAP and BMI have been subject to separate ‘‘consent decrees’’ that restrict their licensing practices and related operations. See id. at 34 – 42 (discussing consent decrees). The Office notes that the Department of Justice’s Antitrust Division evaluates and oversees these consent decrees, and antitrust issues are outside the scope of this Notice of Inquiry. 6 See Bruce Pollock, A Friend in the Music Business: The ASCAP Story 14 (2014) (‘‘Pollock’’); BMI, BMI’s Timeline Through History, https:// www.bmi.com/about/history (last visited Jan. 22, 2025); GMR, About Us, https:// globalmusicrights.com/about (last visited Jan. 22, 2025); SESAC, About Us, https://www.sesac.com/ about/ (noting that Paul Heinecke founded SESAC in February 1931) (last visited Jan. 22, 2025); Marc Schneider, GMR, About Us, https:// globalmusicrights.com/about (last visited Jan. 22, 2025); InsideRadio, Upstart Music Licensing Company Pro Music Rights Goes Public (July 22, 2022), https://www.insideradio.com/free/upstart - music - licensing - company - pro - music - rights - goes - public/article 764bb32e - 0987 - 11ed - 9d35 - ebdda2accc56.html; see also Pollock at 40 (identifying SESAC’s founding as 1930); Jason Lipshutz, SESAC at 80, The Hollywood Reporter (Apr. 13, 2010), https:// www.hollywoodreporter.com/business/business - news/sesac - 80 - 22598/ (noting that ‘‘SESAC was founded in 1930 as a means of securing American royalties for European publishers,’’ but that ‘‘SESAC quickly expanded to include American music and began signing songwriters in 1970’’). This is not necessarily an exhaustive list, including because other PROs have ceased operations. See, e.g., Pollock at 7 (noting that the French PRO, SACEM, opened a U.S. branch in 1911, but ‘‘failed to generate a spark of interest’’); Robert Israel Goodman, Comment, Music Copyright Associations These organizations compete with each other for songwriter and publisher members through the license terms and programs they offer. 7 As the Office has previously recognized, ‘‘[s]ongwriters and publishers have highlighted the importance of the existence of multiple PROs in the music marketplace, indicating that they carefully choose the PRO with which they affiliate based on their perception of which organization will bring them the most benefit.’’ 8 PROs offer different royalty rates to their members based on several factors, including: the number of licensees paying royalties; the rates charged to those licensees; 9 the administrative fee charged for the PRO’s services; the PRO’s for - profit or not - for - profit status; 10 and the methodologies used for and the Antitrust Laws, 25 Ind. L.J. 168, 170 (1950) (referencing former PROs, such as the Society of Jewish Composers and Israel Composers, Authors, and Publishers, Inc.). 7 Nonmonetary ways by which PROs may compete include their educational, creative, and promotional offerings, such as showcases, performance opportunities at festivals and conferences, or panels or ‘‘songwriting awards, professional workshops, hands - on tutorials, and networking events.’’ Pollock at 2; BMI, BMI Member FAQs, https://www.bmi.com/faq/category/about (last visited Jan. 22, 2025) (discussed under header ‘‘What extra services does BMI offer to members?’’); see also Susan P. Butler, Collective Rights Management Practices Around the World 20 – 21 (Apr. 2020), https://www.copyright.gov/policy/ unclaimed - royalties/cmo - full - report.pdf (‘‘Some CMOs [collective rights management organizations, a term which includes PROs] perform certain educational activities as ways to compete with other CMOs for members or to provide a better service to their own members. Some CMOs produce creative conferences or host songwriter ‘camps’ to share information or promote creative collaborations.’’). 8 Letter from U.S. Copyright Office to the Honorable Doug Collins, Vice - Chairman, Subcommittee on Courts, Intellectual Property and the internet, United States House of Representatives 26 (Jan. 29, 2016) (‘‘Fractional Licensing Letter’’), https://copyright.gov/policy/pro - licensing.pdf. 9 See Passman at 230, 235 – 36 (discussing PROs bargaining power with licensees); William Livingston, General Manager, Gemeny Winery and Vineyards LLC, Statement in Response to the Dep’t of Just.’s Request for Public Comments Concerning the ASCAP and BMI Consent Decrees 1 (June 21, 2019), https://media.justice.gov/vod/atr/ ascapbmi2019/pc - 300.pdf (noting that ‘‘[a]ll three companies ‘ASCAP, BMI and SESAC’ give us different rates to pay . . . .’’); Ray Waddell, The $300 Million Comeback: Irving Azoff Teams With MSG’s James Dolan to Create Intriguing Music Company, Billboard (Sept. 6, 2013), https:// www.billboard.com/music/music - news/the - 300 - million - comeback - irving - azoff - teams - with - msgs - james - dolan - to - 5687155/ (reflecting that SESAC is able to charge higher rates than ASCAP and BMI). 10 While both ASCAP and BMI were not - for - profit organizations for many decades, ASCAP is now the only PRO operating on a not - for - profit basis. ASCAP, ASCAP Annual Report 2023 2 (2024), https://www.ascap.com/ /media/site - pages/annual - report/2023/2023 - ascap - annual - report.pdf; see also Mike O’Neill, Quarterly Distribution Update, BMI (Feb. 2023), https://www.bmi.com/distribution/ letter/587887 (reflecting BMI’s first distribution as a for - profit business). Eastern Time on April 11, 2025. Written reply comments must be received no later than 11:59 p.m. Eastern Time on May 27, 2025. ADDRESSES : For reasons of governmental efficiency, the Copyright Office is using the regulations.gov system for the submission and posting of public comments in this proceeding. All comments are therefore to be submitted electronically through regulations.gov. Specific instructions for submitting comments are available on the Copyright Office’s website at https:// copyright.gov/policy/pro - issues/. If electronic comment submission is not feasible due to lack of access to a computer or the internet, please contact the Copyright Office using the contact information below for special instructions. FOR FURTHER INFORMATION CONTACT : Rhea Efthimiadis, Assistant to the General Counsel, by email at meft@ copyright.gov or telephone at 202 – 707 – 8350. SUPPLEMENTARY INFORMATION : I. Background a. Public Performance Right for Musical Works and the Formation of PROs Musical work copyright owners ( e.g., songwriters or music publishers) have enjoyed the exclusive right to perform their works publicly since 1897. 1 The variety of ways those works are performed, however, has created practical challenges associated with the licensing of the right. As one court summarized the issue: The users of music, such as theaters, dance halls and bars, were so numerous and widespread, and each performance so fleeting an occurrence, that no individual copyright owner could negotiate licenses with users of his music, or detect unauthorized uses. On the other side of the coin, those who wished to perform compositions without infringing the copyright were, as a practical matter, unable to obtain licenses from the owners of the works they wished to perform. 2 Performing rights organizations (‘‘PROs’’) were established to address these challenges. Broadly, a PRO

9255 Federal Register / Vol. 90, No. 26 / Monday, February 10, 2025 / Notices 11 See Passman at 234 – 35 (noting that PROs ‘‘change their distribution rules on a regular basis’’ and certain performance bonuses ‘‘also affect the results’’ of those distributions); see also, e.g., ASCAP, ASCAP’s Survey and Distribution System: Rules & Policies (Oct. 2022), https:// www.ascap.com/ /media/files/pdf/members/ governing - documents/ascap - survey -- distribution - rules -- 10322.pdf; BMI, How We Pay Royalties: Live Concert Royalties, https://www.bmi.com/creators/ royalty/live concert royalties (last visited Jan. 22, 2025). 12 Music Marketplace Report at 150. 13 ASCAP, ASCAP Music License Agreements and Reporting Forms, https://www.ascap.com/music - users/licensefinder (listing twenty - six separate license agreements) (last visited Jan. 22, 2025). 14 BMI, Music License Agreements and Reporting Forms, https://www.bmi.com/licensing/forms (listing fifty separate license agreements) (last visited Jan. 22, 2025). 15 BMI, Music Licensing FAQs, https:// www.bmi.com/licensing/faqs (click on ‘‘Q: How much is a BMI music license and how is that fee determined?’’) (last visited Jan. 22, 2025). 16 See BMI v. Pandora Media, Inc., 140 F. Supp. 3d 267, 275 (S.D.N.Y. 2015). 17 Music Marketplace Report at 33. PROs may offer other license types, including per - program or per - segment licenses. Id. 18 A PRO’s ‘‘repertoire’’ or ‘‘repertory’’ is sometimes called its ‘‘catalog.’’ See GMR, Catalog Homepage, https://globalmusicrights.com/Catalog (last visited Jan. 22, 2025). 19 Columbia Broad. Sys., Inc., 441 U.S. at 5; United States v. ASCAP, 627 F.3d 64, 68 (2d Cir. 2010) (‘‘A blanket license is a license that gives the licensee the right to perform all of the works in the repertory for a single stated fee that does not vary depending on how much music from the repertory the licensee actually uses.’’). 20 Fractional Licensing Letter at 1 – 2. 21 As the Office has previously reported, in addition to multiple songwriters who may work on a single work, a ‘‘song may incorporate samples of, or remix, preexisting works’’ owned by additional copyright owners. Id. at 8 – 9. 22 See id. at 4 – 8. In some circumstances, the work may be considered a derivative work or compilation. Id. 23 17 U . S . C . 201 (a) (‘‘The authors of a joint work are coowners of copyright in the work . ’’) ; see also Fractional Licensing Letter at 6 – 7 (discussing this topic further) . 24 Fractional Licensing Letter at 9 . When signing a standard publishing contract, a songwriter will ‘‘assign[ ] the entirety of his or her copyright interest in a composition or catalog of compositions to a publisher in exchange for the publisher’s administrative services and a share of revenues,’’ but the songwriter will retain the ability to collect his or her share of royalties directly from their chosen PRO. Id. at 11. 25 See, e.g., Brief of Television Music License Committee as Amici Curiae Supporting Appellant at 28, United States v. BMI, 720 F. App’x 14 (2d Cir. 2017) (No. 16 – 3830) (suggesting that fractional licensing would be ‘‘costly’’ and ‘‘time consuming’’ for local broadcasters); Brief for Consumer Action and Public Knowledge as Amici Curiae Supporting Appellant at 3, United States v. BMI, 720 F. App’x 14 (2d Cir. 2017) (No. 16 – 3830) (stating that fractional licensing makes it ‘‘harder and more expensive for music services to license songs’’). limited to the fractional interests that the PRO has obtained. 26 In that case, the entity that intends to publicly perform a particular musical work must confirm that it has obtained a license for all of the fractional interests in the work, which may require licenses from multiple PROs. 27 Otherwise, that user ‘‘may face infringement liability’’ for publicly performing the work. 28 While the practice of fractional licensing has caused frustrations for some licensees, it has encouraged competition among the different PROs for songwriters and publishers. 29 The Office previously noted that if PROs were forced to offer 100 - percent licenses, doing so ‘‘would seemingly vitiate important principles of copyright law, interfere with creative collaborations among songwriters, negate private contracts, . . . impermissibly expand the reach of the consent decrees,’’ and ‘‘could also severely undermine the efficacy of [PROs]’’ and their ability to ‘‘grant blanket licenses.’’ 30 Information regarding what works are covered by a PRO’s blanket license is not always publicly available. The largest U.S. PROs do publicly disclose the works in their respective repertoires. 31 For example, in 2020, ASCAP and BMI debuted ‘‘SONGVIEW,’’ an online ‘‘joint song data platform,’’ that ‘‘reconcile[s] songwriter and publisher information’’ between those two PROs. 32 If a musical 26 See Fractional Licensing Letter at 10 – 15. 27 United States v. BMI, 207 F. Supp. 3d 374, 375 (S.D.N.Y. 2016), aff’d, 720 F. App’x 14 (2d Cir. 2017) (summary order) (‘‘a music user, before performing any multi - owner work in a PRO’s repertory, would need a license to [all] the fractional interests held by each of the work’s co - owners’’). 28 Fractional Licensing Letter at 9; see also Columbia Broad. Sys., Inc., 441 U.S. at 18 (‘‘Those who would use copyrighted music in public performances must secure consent from the copyright owner or be liable at least for the statutory damages for each infringement and, if the conduct is willful and for the purpose of financial gain, to criminal penalties.’’). 29 Fractional Licensing Letter 19, 23 – 25. 30 Id. at 3, 13. 31 See ASCAP, ASCAP Repertory Search, https:// www.ascap.com/repertory (last visited Jan. 22, 2025); BMI, SONGVIEW, https:// repertoire.bmi.com/ (last visited Jan. 22, 2025); SESAC, Search Repertory, https://www.sesac.com/ repertory/ (last visited Jan. 22, 2025) (including a link to download SESAC’s entire repertory); GMR, Catalog Homepage, https://globalmusicrights.com/ Catalog (last visited Jan. 22, 2025); see also GMR, Request Full Catalog, https:// globalmusicrights.com/CatalogRequest (last visited Jan. 22, 2025). 32 Ed Christman, Who Owns That Song? ASCAP & BMI’s New Joint Data Platform Will Tell You, Billboard (Dec. 21, 2020), https:// www.billboard.com/pro/ascap - bmi - joint - database - songview/. royalty calculations, which may provide higher payments based on the relative commercial value of a musical work. 11 c. PROs’ Licensing Practices PROs provide licenses for a wide variety of performances, including ‘‘terrestrial, satellite, and internet radio, on - demand music streaming services, website and television uses, . . . bars, restaurants, and other commercial establishments, and live performances,’’ 12 as well as uses by more niche businesses, such as roller rinks 13 and laser shows. 14 They generally offer different license rates depending on the type of business or use being licensed. ‘‘For example, rates for restaurants, nightclubs, bars and similar establishments depend on whether the music is live or recorded, [is] audio only or audio visual, the number of nights per week music is offered, whether admission is charged and several other factors.’’ 15 A standard practice for PROs is to offer licenses on a non - exclusive basis, which means that businesses have the option of obtaining performance licenses directly from publisher or songwriter copyright owners, although it appears that instances of such direct licensing has been infrequent. 16 Most licensees that contract with PROs obtain a blanket license 17 to all works, or shares of works, in the PRO’s repertoire. 18 The royalty fee charged is ‘‘ordinarily a percentage of . . . [the licensee’s] revenues or a flat dollar amount.’’ 19 As previously described by the Office, ‘‘the practice of licensing only partial interests in co - owned works’’ is called ‘‘fractional’’ licensing and stands in contrast to ‘‘100 - percent’’ licensing, which entails ‘‘granting full rights to use a co - owned work based upon a partial interest in the work.’’ 20 Because musical works are frequently created by multiple authors ( i.e., songwriters, 21 including composers and lyricists), co - ownership issues can play an important role when licensing musical works. Depending on the circumstances of their creation, musical works with multiple authors may be considered joint works. 22 While the default rule is that joint authors own equal and undivided interests in a copyright - protected work, 23 musical work joint authors often agree to alter that rule, including to instead divide the ownership shares unequally and to permit separate licensing of those shares. 24 Fractional licensing is often cited by licensees as a cause of administrative frustration and increased costs. 25 For example, if a musical work has multiple songwriters and publishers who have authorized different PROs to license their separate fractional interests, then any PRO’s ability to offer a license is

9256 Federal Register / Vol. 90, No. 26 / Monday, February 10, 2025 / Notices 33 See Inside Radio, ASCAP, BMI Launch Music Data Platform With Copyright Info For Millions of Songs (Dec. 21, 2020), https:// www.insideradio.com/free/ascap - bmi - launch - music - data - platform - with - copyright - info - for - millions - of - songs/article b3e0b200 - 43ab - 11eb - ba27 - 13dee78eb249.html (‘‘[I]f a song is reconciled in Songview between ASCAP and BMI and there are shares from another PRO involved in the work, such as SESAC or GMR, then the system will list those shares as ‘Other’ or will reflect that the ASCAP and BMI shares don’t add up to 100%. In addition, writer affiliations are displayed and there is also an indication that there are non - ASCAP and BMI publishers involved with that work.’’). 34 SESAC, Search Repertory, https:// www.sesac.com/repertory/ (last visited Jan. 22, 2025) (including a link to download SESAC’s entire repertory); GMR, Catalog Homepage, https:// globalmusicrights.com/Catalog (last visited Jan. 22, 2025); GMR, Request Full Catalog, https:// globalmusicrights.com/CatalogRequest (last visited Jan. 22, 2025). 35 Songwriters can leave ASCAP and BMI every two years. ASCAP, Compendium of ASCAP Rules and Regulations, and Policies Supplemental to the Articles of Association sec. 1.11.1 (Aug. 14, 2023), https://www.ascap.com/ /media/files/pdf/ members/governing - documents/ascap - compendium.pdf; BMI, Affiliation Agreement Info, https://www.bmi.com/creators/agreement (last visited Jan. 22, 2025). 36 See, e.g., ASCAP, ASCAP Repertory Search — Terms of Use Agreement, https://www.ascap.com/ help/legal/ace - terms - of - use (noting that ‘‘information contained in ASCAP Repertory Search has been supplied to ASCAP, and is aggregated from, a variety of third party sources’’) (last visited Jan. 22, 2025). 37 Id. (noting that information in ASCAP’s database ‘‘changes on a continual basis, and as with any information database, there may be inaccuracies or delays in updating the information’’ and including a disclaimer related to use of its database); BMI, Disclaimer, https:// repertoire.bmi.com/Main/DisclaimerOnly (‘‘BMI has high confidence in the accuracy of the data we provide, which is obtained from rights holders who, as royalty recipients, have every incentive to provide reliable data,’’ though ‘‘BMI cannot give a blanket guarantee regarding the accuracy of the data . . . .’’) (last visited Jan. 22, 2025); BMI, Terms and Conditions of Use, https://www.bmi.com/legal/ entry/terms and conditions of use (noting that ‘‘[t]he information contained in the BMI Searchable Song Title Databases have been provided to BMI from a variety of sources, and BMI makes no warranties or representations whatsoever with respect to the accuracy or completeness of the PROs represent that they will not bring litigation against those relying in good faith on their publicly available repertoire data. 38 d. PROs’ Usage Tracking and Royalty Distribution Practices To accurately distribute royalties, PROs must track the musical works performed by their licensees. This may be based on licensee - or artist - based reporting (including by providing playlists, program guides, cue sheets, or setlists). 39 It also may involve the PRO’s information in the BMI Searchable Song Title Databases other than to determine what musical compositions are licensed by BMI through the last update’’ and ‘‘BMI does not warrant or represent that any BMI content that you may access at or through a BMI site or service is current, accurate or complete’’) (last visited Jan. 22, 2025); SESAC, Search Repertory, https://www.sesac.com/ repertory/ (‘‘As search results will contain information provided to SESAC by the songwriters and publishers that SESAC represents, SESAC makes no representations and/or warranties with respect to the accuracy or completeness of the information found within the search results, though SESAC has no reason to believe that the information found within the search results is inaccurate or incomplete.’’ (text displayed in a pop - up window)) (last visited Jan. 22, 2025); GMR, Terms of Use, https://globalmusicrights.com/ TermsOfUse (‘‘The information contained in the [GMR] Database changes on a continual basis, and as with any information database, there may be inaccuracies or delays in updating the information. Although [GMR] uses reasonable efforts to update the [GMR] Database and improve the accuracy of the information contained therein, [GMR] makes no guarantees, warranties or representations of any kind with regard to and cannot ensure the accuracy, completeness, timeliness, quality or reliability of any information made available on and through the [GMR] Database.’’) (last visited Jan. 22, 2025). 38 BMI, Disclaimer, https://repertoire.bmi.com/ Main/DisclaimerOnly (‘‘Businesses that take out a BMI license can be assured that BMI will not bring an infringement action against a licensee that relies on the information contained in the data platform. . . . Additionally, BMI will not sue an individual or business for infringement for the performance of music in which BMI has an interest if, when that music is performed, it was not listed in the data platform.’’) (last visited Jan. 22, 2025); GMR, Request Full Catalog, https:// globalmusicrights.com/CatalogRequest (‘‘Global Music Rights will not sue anyone for copyright infringement for performances of these compositions unless they appear in this catalog at the time of performance.’’) (last visited Jan. 22, 2025); SESAC, Search Repertory, https:// www.sesac.com/repertory/ (‘‘SESAC uses reasonable efforts to keep the information contained in its repertory database current and will grant Users of this Repertory Search a forty - five (45) day grace period beginning upon the date that a musical work is first posted to SESAC’s repertory database to obtain from SESAC a license covering the use of that musical work, during which forty - five (45) day period SESAC will make no claims of copyright infringement against the User; provided, however, that the User has acted in good faith and was unaware that the musical work is contained within SESAC’s repertory.’’) (text displayed in a pop - up window)) (last visited Jan. 22, 2025). 39 See, e.g., Bob Kohn, Kohn on Music Licensing 1241 – 42 (5th ed. 2019); Passman at 232 – 34; ASCAP, ASCAP Payment System: Identifying Performances, https://www.ascap.com/help/ royalties - and - payment/payment/identifying (last visited Jan. 22, 2025). 40 See Passman at 233 – 34. 41 Id. at 233; BMI, How We Pay Royalties, https:// www.bmi.com/creators/royalty/general information (‘‘[I]n cases where performance data is not available or is incomplete for any of the sources from which BMI collects fees, BMI may distribute those fees against performances from a source or sources where sufficient data is available.) (last visited Jan. 22, 2025). 42 ASCAP, Royalties and Payment: Frequently Asked Questions, https://www.ascap.com/help/ royalties - and - payment (last visited Jan. 22, 2025). 43 See generally, ASCAP, ASCAP’s Survey and Distribution System: Rules & Policies (Oct. 2022), https://www.ascap.com/ /media/files/pdf/ members/governing - documents/ascap - survey - - distribution - rules -- 10322.pdf. 44 Jeffery Brabec & Todd Brabec, Music, Money, and Success: The Insider’s Guide to Making Money in the Music Business 388 – 91, 397 – 400 (8th ed. 2018) (‘‘Brabec’’) (providing an overview of television royalty payment formulas for ASCAP and BMI). 45 Id. at 357; see also Passman at 234 (reflecting that PROs may pay bonuses for popular songs). 46 Brabec at 394 (noting that ‘‘ASCAP conducts a census survey (100% pickup) of all songs performed in the 300 largest concert tours and festivals in the United States, as well as all songs at a dozen or so selected venues . . . .’’); Passman at 234 (‘‘The societies pay based on domestic concert performances, but it’s only for the top three work’s rights are not fully licensed by ASCAP and BMI, SONGVIEW will indicate what percentage of rights are outside the control of these two PROs and may also indicate which other PROs control the remaining rights. 33 Two other PROs, SESAC and GMR, provide web pages dedicated to their respective repertoires along with the option to acquire their repertoire information in bulk. 34 Nevertheless, the information in these databases and websites may include inaccuracies as a result of changes in the PRO’s membership 35 and the fact that some data is provided by third parties, including songwriters and publishers. 36 The largest U.S. PROs disclose this fact, disclaiming any guarantees or warranties. 37 At the same time, some monitoring of performances on certain mediums, such as on broadcast or cable television or terrestrial or satellite radio. 40 In certain circumstances, accurate usage data may be unavailable or economically inefficient to obtain. PROs may then rely on proxy data to estimate usage. 41 This proxy data may come from a census (where a ‘‘complete count[ ] of performances in a medium’’ has been made) or sample surveys (where the PRO ‘‘tak[es] a representative cross - section of the performances on [a] medium’’). 42 In addition to the number of times a musical work has been performed, other factors affect the royalties that a PRO distributes to its members. As noted above, a PRO may charge different rates based on the category of use ( e.g., terrestrial and satellite radio, television, cable, audiovisual streaming services, audio streaming services, concert venues, etc.). 43 Additional distinctions may be made within any of these categories of uses, e.g., the royalty for musical works performed on a television program may depend on whether the use was on local or network television or used as a featured performance, theme song, or background music (or underscore). 44 In some circumstances, PROs may also distribute royalty bonuses for hit songs or popular standards. 45 With respect to live performances at larger venues, some PROs have historically only paid royalties for those musical works performed at the top - grossing tours and festivals. 46 For

9257 Federal Register / Vol. 90, No. 26 / Monday, February 10, 2025 / Notices hundred grossing tours and festivals . . . .’’); see also Jeffery Brabec & Todd Brabec, Music, Money, and Success: The Insider’s Guide to Making Money in the Music Business 339 (7th ed. 2011) (noting that the census survey was formerly of the ‘‘top 200’’ tours and ‘‘eleven major venues’’). 47 Brabec at 394 (referencing ASCAP’s OnStage program); see also BMI, Get Paid for Live Performances with BMI Live, https://www.bmi.com/ special/bmi live (last visited Jan. 22, 2025). 48 See, e.g., ASCAP, ASCAP’s Survey and Distribution System: Rules & Policies (Oct. 2022), https://www.ascap.com/ /media/files/pdf/ members/governing - documents/ascap - survey - - distribution - rules -- 10322.pdf; BMI, Royalty Information, https://www.bmi.com/ creators#royaltyinformation (providing higher - level royalty calculation information) (last visited Jan. 22, 2025). 49 Letter from Reps. Jordan, Issa, and Fitzgerald to Shira Perlmutter, Register of Copyrights, U.S. Copyright Office at 1 – 2 (Sept. 11, 2024) (‘‘Congressional Request’’), https:// www.copyright.gov/policy/pro - issues/letter - to - usco - pro - issues.pdf. 50 ASCAP, Why ASCAP Licenses Bars, Restaurants & Music Venues, https:// www.ascap.com/help/ascap - licensing/why - ascap - licenses - bars - restaurants - music - venues (last visited Jan. 22, 2025). 51 Congressional Request at 1 – 2. 52 Id. at 2. 53 Id. smaller venues, some PROs allow performers to self - report performance data, which is used by the PROs to calculate royalty distributions. 47 PROs have created royalty calculation and distribution policies to account for all the elements they consider when paying their members. 48 While some may publish aspects of these policies, information regarding any individual PRO’s financial operations, including license and royalty distribution terms, may not be publicly available for competitive reasons. II. Congressional Request and Subjects of Inquiry In September 2024, the Copyright Office received a letter from three members of the House Judiciary Committee relaying concerns over (1) the increase of PROs and (2) difficulties regarding how to ‘‘assess how efficiently PROs are distributing general licensing revenue, based on publicly available data.’’ 49 The term ‘‘‘[g]eneral licensee’ is an umbrella term referring to the hundreds of thousands of bars, restaurants, hotels, ice and roller skating rinks, theme parks and other ‘brick and mortar’ businesses . . . that are not TV, radio or audio and audio - visual streaming platforms.’’ 50 The letter asked the Office to gather information regarding these issues. With this notice, the Office is soliciting input to aid Congress’s consideration of these issues and invites written comments on the subjects of inquiry below. A. The Increase in PROs The Congressional Request states that bars, restaurants, stores, hotels, and music venues engaged in the public performance of musical works ‘‘have reported receiving demands for royalties from new entities claiming to represent songwriters, and threatening litigation if the demands are not met.’’ 51 It adds that, ‘‘[c]onsidering that the possibility of substantial statutory copyright damages poses an existential risk for most bars, restaurants, and other small businesses, many feel compelled to pay these entities on top of what they already pay for blanket licenses from the traditional PROs.’’ 52 The Office is requesting public comment on the following topics: 1. To what extent, if any, have there been increased financial and administrative costs imposed on licensees associated with paying royalties to additional PROs; 2. Factors that may be contributing to the formation of new PROs; and 3. Recommendations on how to improve clarity and certainty for entities seeking to obtain licenses from PROs to publicly perform musical works. B. General Licensing Revenue Distribution Methods With respect to concerns regarding revenue distribution, the Congressional Request states that ‘‘it is difficult to assess how efficiently PROs are distributing general licensing revenue based on publicly available data,’’ including ‘‘how accurately lesser known and independent artists as well as smaller publishers are being compensated compared to widely popular artists and major publishers.’’ 53 The Office is requesting public comment on the following topics: 4. How PROs currently gather information concerning musical works publicly performed at live music venues, on music services ( e.g., digital music providers), and by other general licensees (including bars, restaurants, stores, hotels, and similar venues); 5. Whether the manner in which the PROs gather information regarding public performances adversely impacts lesser - known artists and smaller publishers; 6. What information PROs currently provide to the public, including with respect to: (a) repertoire information and metadata ( e.g., song titles, songwriter and publisher information, ownership shares, and unique identifiers); and (b) royalty distribution practices and policies; 7. Whether any gaps or discrepancies occur in royalty distributions, including circumstances where it is likely for performance data to be unavailable or incomplete and where PROs must rely on proxy or survey data for royalty distributions; 8. What technological and business practices exist or could be developed to improve the current systems for usage tracking and royalty distribution; 9. The extent to which current PRO royalty distribution practices are the result of existing legal and regulatory constraints; and 10. Additional recommendations for Congress to address these issues. Dated: February 5, 2025. Suzanne V. Wilson, General Counsel and Associate Register of Copyrights. [FR Doc. 2025 – 02418 Filed 2 – 7 – 25; 8:45 am] BILLING CODE 1410 – 30 – P NATIONAL SCIENCE FOUNDATION Sunshine Act Meetings The National Science Board (NSB) hereby gives notice of the scheduling of meetings for the transaction of National Science Board business pursuant to the National Science Foundation Act and the Government in the Sunshine Act. TIME AND DATE : Tuesday, February 11, 2025, from 11:00 a.m. – 1:15 p.m. Eastern. PLACE : The meetings will be held at NSF headquarters, 2415 Eisenhower Avenue, Alexandria, VA 22314, and by videoconference. STATUS : The meetings will be closed to the public. See the full description below. MATTERS TO BE CONSIDERED : Tuesday, February 11, 2025 Plenary Board Meeting Closed Session: 11:00 a.m. – 11:40 a.m. Chair’s Opening Remarks Committee/Commission Reports Æ Committee on Awards and Facilities Æ National Radio Astronomy Observatory Discussion and Vote Æ Context Item: Mid - scale Research Infrastructure Track 1 Portfolio Æ Context Item: National Geophysical Facility Operations and Maintenance award Æ NSB – NSF Commission on Merit Review Æ Overview of Revised Commission Report and Discussion Vote to Enter Executive Closed Session